SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        Date of Report:  October 9, 1998



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                        Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                                 MEDIMMUNE, INC.
                           Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated October 8, 1998:

  BIOTRANSPLANT AND MEDIMMUNE ANNOUNCE ISSUANCE OF SECOND U.S. PATENT COVERING
                         MEDI-507 AND BTI-322 ANTIBODIES

Gaithersburg, MD, and Charlestown, MA, October 8, 1998 -- BioTransplant Incorporated (Nasdaq:BTRN) and MedImmune, Inc. (Nasdaq:MEDI) announced today that the U.S. Patent and Trademark Office has issued patent no. 5,817,311 relating to the companies' antibodies BTI-322 and MEDI-507, the humanized form of BTI-322. The patent, licensed exclusively to BioTransplant and sublicensed to MedImmune, extends the intellectual property covered by the companies' earlier patent, which covered composition of matter and the use of BTI-322 and MEDI-507 to inhibit T cell-mediated immune responses. The newly issued patent covers the use of any antibody that binds to the target epitope recognized by the BTI-322 and MEDI-507 antibodies. The BTI-322/MEDI-507 receptor may play a key role in regulating organ rejection, graft versus host disease (GvHD) and various autoimmune diseases.

"The issuance of this patent significantly extends our proprietary position relating to BTI-322 and MEDI-507 and the particular epitope that the antibodies target, providing BioTransplant and MedImmune with a strong intellectual property position as we continue to develop the antibodies and explore additional applications for these molecules," said Wayne T. Hockmeyer, Ph.D., Chairman and Chief Executive Officer of MedImmune.

"The antibodies are important stand-alone compounds and are also being evaluated as key components in BioTransplant's ImmunoCognance (Trademark) systems for creating tolerance to transplanted organs: AlloMune (Trademark) for human-to-human transplants and XenoMune (Trademark) for pig-to-human transplants," said Elliot Lebowitz, Ph.D., President and Chief Executive Officer of BioTransplant.

BTI-322 was initially discovered by Drs. Herve Bazin and Dominique Latinne at the Experimental Immunology Unit of the Catholic University of Louvain, Belgium, and was subsequently licensed to BioTransplant and sublicensed to MedImmune. Both MEDI-507 and BTI-322 bind specifically to the CD2 antigen found on T cells and natural killer (NK) cells.

BioTransplant Incorporated is developing proprietary pharmaceuticals and organ transplantation systems, which represent a comprehensive approach to inducing long-term functional transplantation tolerance in humans. BioTransplant's product candidates, which utilize BioTransplant's ImmunoCognance (Trademark) technology, are intended to reduce or eliminate the need for lifelong immunosuppressive therapy, increase the supply of transplantable organs and reduce the cost of treating end-stage organ disease.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets three products through its hospital-based sales force and has four new product candidates in clinical trials. In October 1995, MedImmune and BioTransplant established a strategic alliance for development of BTI-322 and any future generation products, such as MEDI-507, for use in organ transplantation and other indications. MedImmune is located in Gaithersburg, MD.

This press release includes forward-looking statements based on the current expectations of the management of BioTransplant and MedImmune. Factors that could cause future results to differ materially from such forward-looking statements include, but are not limited to: the companies' ability to secure future funding; the progress of the companies' research and development programs and difficulties inherent in developing pharmaceuticals and procedures for organ transplantation; uncertainties as to the extent of future government regulation of the transplantation business; and the companies' ability to maintain collaborations with third parties. For a detailed discussion of these and other factors, see the companies' filings with the Securities and Exchange Commission.

(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer

(DATE)            October 9, 1998